UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On July 29, 2008, The AES Corporation (the “Company”) and certain subsidiary guarantors amended and restated the Company’s existing senior secured credit facility pursuant to the terms of the Fourth Amended and Restated Credit and Reimbursement Agreement, dated as of July 29, 2008 (the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement, under which Citicorp USA, Inc. is acting as Administrative Agent for the lenders listed therein, provides for a $200 million term loan facility maturing on August 10, 2011, and $750 million revolving credit facility maturing on June 23, 2010.

The Company entered into the Amended and Restated Credit Agreement to, among other things: (i) increase the size of the Restricted Payments basket; (ii) reduce the required minimum Cash Flow Coverage Ratio (as defined therein) and increase the maximum Recourse Debt to Cash Flow Ratio (as defined therein); (iii) clarify and make modifications in the provisions that permit hedging activities; and (iv) make certain other changes, such as excluding certain equity-like securities from the definition of Recourse Debt, amending the financial reporting and environmental notice requirements, clarifying that the term “Permitted Business” includes climate solutions, carbon offsets, biofuels, battery storage and ancillary businesses, including related trading activities and amending certain other definitions and covenants.  For the quarter ended June 30, 2008, the last covenant testing period under the Amended and Restated Credit Agreement, the Company was in compliance with the foregoing debt covenants.  However, it is seeking these amendments in order to align the credit documents with the Company's current business plans and to allow the Company to pursue business and capital structure opportunities prospectively.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the text of the Amended and Restated Credit Agreement, which is included as an Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Amendment No. 13 to the Third Amended and Restated Credit and Reimbursement Agreement, which includes in Annex A thereto the Fourth Amended and Restated Credit and Reimbursement Agreement (set forth in Exhibit 10.2 below).

10.2

Fourth Amended and Restated Credit and Reimbursement Agreement among the Company, the subsidiary guarantors, Citicorp USA, Inc., as Administrative Agent, Citibank, N.A., as Collateral Agent and various lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2008

THE AES CORPORATION

By:	/s/ VICTORIA D. HARKER
	Name:	Victoria D. Harker
	Title:	Chief Financial Officer